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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                           For the 9 Months
DEKALB GENETICS CORPORATION                            For the Years Ended August 31,                     Ended May 31,      Sep 21
                                  1992       1993        1994        1995        1996        1997            1997       1998   1998
                              ------------------------------------------------------------------------     ----------------  ------
SELECTED BALANCE SHEET ITEMS                                                                                  (Unaudited)


Accounts Receivable                                                   $57,600     $54,600     $67,500                $176,300
Inventory                                                             106,000      99,100     139,100                 142,400
Current Assets                                                        175,000     190,000     226,500                 342,500
Current Liabilities                                                    94,600      87,300     133,500                 244,600
Working Capital                    86,000      67,700      68,900      80,400     102,700      93,000                  97,900
Short Term Debt                                                        42,800           0      34,500                 126,000
Current Maturities LTD                                                      0           0           0                       0
L T Debt and Preferred Stk         90,100      85,200      85,000      85,000      85,000      90,000                 114,000
Com Stckhldrs' Equity             117,900     114,800     121,300     126,300     168,600     196,100                 225,900
Total Capitalization              208,000     200,000     206,300     211,300     253,600     286,100                 339,900
Total Assets                      302,100     313,000     315,200     323,000     363,300     449,600                 614,800

SELECTED INCOME STATEMENT ITEMS

Sales                             285,900     277,400     300,200     319,400     387,500     451,400     438,000     496,500
Cost of Goods Sold                                        163,900     162,300     202,100     230,500     221,300     264,800
Gross Profit                                              136,300     157,100     185,400     220,900     216,700     231,700
Other Income                                                3,500       1,100       3,600       6,600       2,500       4,200
Interest Expense                                            8,200       9,600       8,300       7,500       5,300       8,300
Deprec and Amor Exp                                        10,800      11,100      11,300      13,800       9,300      11,100
Sell, Gen & Admin Exp                                      75,100      90,300     105,000     116,300     108,100     118,400
Other Operating Expenses                                   41,300      42,500      47,600      57,300      54,200      72,900
Other Expenses                                                  0         700           0           0           0           0
Pre-Tax Income                     13,900      (2,600)     15,200      15,100      28,100      46,400      51,600      36,300
Taxes                               4,400      (3,400)      4,600       5,600      11,100      17,600      20,100      11,500
N I From Continuing Ops             9,500         800      10,600       9,500      17,000      28,800      31,500      24,800
Dis Ops  Extrao                       800         900           0       1,200           0           0           0           0
Net Income                         10,300       1,700      10,600      10,700      17,000      28,800      31,500      24,800
EBITDA                                                     34,200      35,800      47,700      67,700      66,200      55,700

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                        2.22        1.70        1.75        1.85        2.18        1.70                    1.40
Collection Period (Days)                                                65.82       52.84       49.36             *     87.26 *
Inventory Turnover                                                       1.53        1.97        1.94             *      1.95 *
Sales/Assets (Avg.)                  0.95        0.90        0.96        1.00        1.13        1.11             *      0.96 *
EBIT/Interest                                                2.85        2.57        4.39        7.19             *      3.96 *
EBITDA/CMLTD+Interest                                                    3.73        5.75        9.03             *      5.45 *
Equity/Assets (Avg.)                 0.39        0.38        0.38        0.39        0.43        0.45                    0.40
Equity/Ttl.Capitalization Avg        0.57        0.57        0.58        0.59        0.63        0.68                    0.67

SELECTED PROFITABILITY RATIOS

N I Cont. Ops./Sales                 3.32%       0.29%       3.53%       2.97%       4.39%       6.38%       6.61%*      4.33%*
N I Cont. Ops./Avg. Equity           8.06%       0.69%       8.98%       7.67%      11.53%      15.79%            *     10.47%*
N I Cont. Ops/Avg. Assets            3.14%       0.26%       3.37%       2.98%       4.95%       7.09%            *      4.15%*
Gross Profit/Sales                                          45.40%      49.19%      47.85%      48.94%      49.47%      46.67%
Operating Expenses/Sales                                    38.77%      41.58%      39.38%      38.46%      37.05%      38.53%
Taxes/Pre-Tax Income                31.65%     130.77%      30.26%      37.09%      39.50%      37.93%      38.95%      31.68%

SELECTED EARNINGS AND PRICING RATIOS                                                                       (Unaudited)

LTM EPS From Cont Ops               $0.31       $0.03       $0.34       $0.30       $0.51       $0.80    $0.85    $0.60   $0.60**
Wtd Avg EPS Cont Ops5 Yr                                                                        $0.51                     $0.51***
Forecasted Next Year EPS (8/99)                                                                                           $1.18
Fully Diluted EPS (As Reported      $0.34       $0.05       $0.34       $0.34       $0.51       $0.80    $0.88    $0.68
Dividend Per Share                  $0.13       $0.13       $0.13       $0.13       $0.14       $0.14    $0.11    $0.11   $0.14****
Dividend Yield                                                                                   0.36%                     0.15%
Percentage Payout                   39.70%     266.00%      39.12%      39.12%      26.86%      17.50%   11.93%   15.44%  23.33%
Last 12 Months Sales / Share        $9.28       $8.90       $9.58      $10.12      $11.54      $12.62            $13.96  $13.96 **
Last 12 Months EBITDA / Share                               $1.09       $1.13       $1.42       $1.89             $1.57   $1.57 **
Book Value Per Share                $3.84       $3.72       $3.93       $4.06       $4.94       $5.71             $6.55   $6.55 **
Price Per Share                                                                                $39.25                    $93.50
Invested Capital Per Share                                                                     $42.87                   $100.46
Price / Share - LTM EPS  Contin Ops                                                             49.06 x                  155.83 x
Price / Share - Wt Avg EPS Cont Ops 5 yrs                                                       76.96 x                  183.33 x
Price / Share - Forecasted EPS                                                                                            79.24 x
Price / Share - Book Value / Share                                                               6.88 x                   14.27 x
Price / Share - Sales / Share LTM                                                                3.11 x                    6.70 x
Price / Share - EBITDA / Share LTM                                                              20.73 x                   59.69 x
Invest Cap / Share - Sales / Share LTM                                                           3.40 x                    7.19 x
Invest Cap / Share - EBITDA / Share LTM                                                         22.65 x                   64.14 x
End of Period Shares Outstanding                                   31,093,662  34,103,034  34,361,173             34,474,073
Wtd Aver Shs Outstand          30,808,000  31,162,000  31,327,000  31,554,000  33,576,000  35,760,000  35,830,663 36,518,247

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)                  3.61%       2.15%       2.25%       4.72%       8.28%
CAGR in Sales (1,2,3,4,5 Yrs.)                  -2.97%       2.47%       3.76%       7.90%       9.56%
CAGR in FD EPS Con Ops 1,2,3,4,5 Yrs           -90.32%       4.73%      -1.09%      13.25%      20.88%
EPS Cont Ops 5 Year Aver                                                                        $0.40
EPS Cont Ops - 5 Year Std Dev                                                                   $0.25
CAGR in F.D. EPS 1,2,3,4,5 Yrs                 -85.07%       0.74%       0.50%      11.08%      19.02%
EPS 5 Year Aver                                                                                 $0.41
EPS 5 Year Std Dev                                                                              $0.25




                                        EPS Cont. Ops. - Earnings per share before discontinued
                                            operations and/or extraordinary and nonrecurring items
                                        nmf - Not meaningful
                                        n/a - Not available
                                        * Annualized
                                        ** As of 5/31/98
                                        *** As of 8/31/97
                                        **** Indicated dividend rate


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